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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 14, 1999	(November 29, 1999)
Date of Report	(Date of earliest event reported)

ELECTRONIC PROCESSING, INC.
(Exact name of Registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue
Kansas City, KS 66105
(Address of principal executive offices)

(913) 321-6392
(Registrant's telephone number, including area code)

Exhibit Index Appears at Page 5

Item 2. Acquisition or Disposition of Assets

    On November 29, 1999, the Registrant acquired certain assets from DCI Chapter 7 Solutions, Inc. ("DCI"), which is a wholly-owned subsidiary of Union Bank of California, N.A. ("UBOC"). Simultaneously with that asset purchase, the Registrant acquired certain computer equipment owned by UBOC and used by customers of DCI in connection with the DCI business. The aggregate purchase price paid by the Registrant for the assets acquired from DCI and UBOC was $10,000,000, which was paid by the Registrant from its existing cash and investments.

    DCI provided bankruptcy administration software to Chapter 7 bankruptcy trustees and was a primary competitor of the Registrant in the Chapter 7 bankruptcy trustee software business. As of November 29, 1999, DCI had approximately 240 Chapter 7 trustee clients, with an aggregate deposit base of approximately $350 million. While DCI had its primary banking relationship with UBOC, it also maintained Chapter 7 trustee deposits with various other national and regional banks. The Registrant believes that the total Chapter 7 trustee deposits for DCI customers held in bank accounts other than UBOC accounts was approximately $110 million as of November 29, 1999.

    In a separate transaction, Bank of America, N.A. entered into an agreement with UBOC to promote the transfer of Chapter 7 trustee portfolio funds to Bank of America following UBOC's recent decision to exit the Chapter 7 trustee business. The Registrant and Bank of America will jointly offer an integrated package of software and specialty banking services to the Chapter 7 trustee customers of DCI. By acquiring the DCI customer base, the Registrant has gained access to new geographic markets and to significant additional market share. The Registrant will provide assorted technology integration services to Bank of America to promote a smooth transfer of deposits from UBOC to Bank of America and effective administration of the accounts, in order to foster strong customer relationships with the newly acquired DCI trustee customers. The Registrant will provide Bank of America with various technology integration services, including an interface between the DCI end-user software and Bank of America's electronic banking server and a program to facilitate electronic transfer of accounts as each individual trustee migrates to Bank of America.

    The assets acquired by the Registrant from DCI and UBOC included the DCI Chapter 7 computer software; certain accounts receivable of DCI; trademarks, trade names and logos associated with the "DCI" and "DCI Ch/7" names; all equipment, inventory, furniture and fixtures (including computers) owned by DCI and UBOC and used in connection with its Chapter 7 business; certain contracts and service agreements related to the Chapter 7 business; and all customer lists, books, records and files relating to the Chapter 7 business.

Item 7. Financial Statements and Exhibits.

  (a) and (b) Financial Statements and Pro Forma Financial Statements.

    The financial statements required by Items 7(a) and (b) of Form 8-K will be filed by the Registrant on or before February 12, 2000.

  (c)  Exhibits.

    The following exhibits are filed herewith:

10.1	Asset Purchase Agreement dated as of November 19, 1999, between Electronic Processing, Inc. and DCI Chapter 7 Solutions, Inc.
10.2	Equipment Purchase Agreement dated as of November 19, 1999, between Electronic Processing, Inc. and Union Bank of California, N.A.
10.3	Indemnity and Noncompetition Agreement dated as of November 19, 1999, between Union Bank of California, N.A. and Electronic Processing, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC PROCESSING, INC.
Date: December 14, 1999
	By:	/s/ Tom W. Olofson Name: Tom W. Olofson Title: Chairman of the Board, Chief Executive Officer, and Director

Exhibit Index

Exhibit No.	Description
10.1	Asset Purchase Agreement dated as of November 19, 1999, between Electronic Processing, Inc. and DCI Chapter 7 Solutions, Inc.
10.2	Equipment Purchase Agreement dated as of November 19, 1999, between Electronic Processing, Inc. and Union Bank of California, N.A.
10.3	Indemnity and Noncompetition Agreement dated as of November 19, 1999, between Union Bank of California, N.A. and Electronic Processing, Inc.

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Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index